      As filed with the Securities and Exchange Commission on April 5, 2001
                                                            Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                         WORLDGATE COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

                              --------------------

                 Delaware                                 23-2866697
    ---------------------------------                 ------------------
     (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                   Identification No.

           3190 Tremont Avenue
               Trevose,  Pa                                 19053
  -----------------------------------               ----------------------
(Address of Principal Executive Offices)                  (Zip Code)



                         WORLDGATE COMMUNICATIONS, INC.
                        2001 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                              --------------------

                                 RANDALL J. GORT
                  VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                         WORLDGATE COMMUNICATIONS, INC.
                                3190 TREMONT AVE.
                                TREVOSE, PA 19053
                     (Name and address of agent for service)

                              --------------------

                                 (215) 354-5100
          (Telephone number, including area code, of agent for service)

                                    COPY TO:

                        FRANCIS V. MCNAMARA, III, ESQUIRE
                                 SAUL EWING LLP
                          1200 LIBERTY RIDGE SUITE 200
                              WAYNE, PA 19087-5055
                                 (610) 651-5066

                              --------------------

               See next page for calculation of registration fee.

                         CALCULATION OF REGISTRATION FEE


======================= =============== ================== ================= =======================================
                                                               Proposed
                                        Proposed Maximum       Maximum
Title of Securities to   Amount to be    Offering Price       Aggregate            Amount of Registration Fee
    be Registered         Registered        Per Share       Offering Price
----------------------- --------------- ------------------ ----------------- ---------------------------------------
Common Stock, Par          750,000        $ 4.03125(1)     $  3,023,437.50                $  755.86
Value $0.01 Per Share
======================= =============== ================== ================= =======================================


     (1) The registration fee with respect to these shares has been computed in accordance with paragraph (c) of Rule 457, based upon the average of the reported high and low sale prices of shares of Common Stock on March 30, 2001.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. PLAN INFORMATION.(1)

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.(1)


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The documents listed in (a) and (b) below are incorporated by reference in this registration statement; and all documents subsequently filed by WorldGate pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part thereof from the date of filing of such documents:

     (a) WorldGate's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, filed by WorldGate on April 2, 2001; and

     (b) The description of WorldGate's common stock, par value $0.01 per share, contained in the WorldGate's Registration Statement on Form 8-A dated April 12, 1999, including any amendments or reports filed for the purpose of updating such description.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

---------------
(1) The information called for by Part I of Form S-8 is currently included in the description of the WorldGate Communications, Inc. 2001 Employee Stock Purchase Plan (the "Plan") which is or will be delivered to each employee selected to participate in the Plan in accordance with Rule 428 under the Securities Act of 1933, as amended. Pursuant to the Note to Part I of Form S-8, this information is not being filed with this Form S-8.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as WorldGate, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of an action by or in the right of the corporation, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court determines such person is fairly and reasonably entitled to indemnity for such expenses.

     WorldGate's certificate of incorporation, as amended, currently states that a director of WorldGate shall have no personal liability to WorldGate or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that Section 102(b)(7) (or any successor provision) of the DGCL from time to time, expressly provides that the liability of a director may not be eliminated or limited. No amendment or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of WorldGate for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     WorldGate's by-laws require WorldGate to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of WorldGate, or is or was serving while a director or office of WorldGate at its request as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgements, fines, excise taxes and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permissible under Delaware law. Any person claiming indemnification as provided in the bylaws shall be entitled to advances from WorldGate for payment of the expenses of defending actions against such person in the manner and to the full extent permissible under Delaware law. On the request of any person requesting indemnification under such provisions, the board of directors of

WorldGate or a committee thereof shall determine whether such indemnification is permissible or such determination shall be made by independent legal counsel if the board or committee so directs or if the board or committee is not empowered by statute to make such determination. The indemnification and advancement of expenses provided by the bylaws shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any insurance or other agreement, vote of shareholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding an office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person. WorldGate shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of WorldGate or is or was serving at its request as a director, officer, employee, agent, fiduciary or other representative of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not WorldGate would have the power to indemnify him against such liability under the provisions of the bylaws. The duties of WorldGate to indemnify and to advance expenses to a director or officer provided in the bylaws shall be in the nature of a contract between WorldGate and each such director or officer, and no amendment or repeal of any such provision of the bylaws shall alter, to the detriment of such director or officer, the right of such person to the advancement of expenses or indemnification related to a claim based on an act or failure to act, which took place prior to such amendment, repeal or termination. Delaware law also permits indemnification in connection with a proceeding brought by or in the right of WorldGate to procure a judgement in its favor. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling WorldGate pursuant to the foregoing provision, WorldGate has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Securities Act and is therefore unenforceable. WorldGate has directors and officers liability insurance.

     Reference is made to Item 9 of this Registration Statement for additional information regarding indemnification of directors and officers.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     The following is a list of exhibits filed as part of the Registration
Statement:

      5       Opinion of Saul Ewing LLP
     23.1     Consent of PricewaterhouseCoopers LLP, independent accountants
     23.2     Consent of Saul Ewing LLP (contained in Exhibit No. 5)
     24       Power of Attorney (included on signature page of the
              Registration Statement)
     99       2001 Employee Stock Purchase Plan

ITEM 9. UNDERTAKINGS.

     A. RULE 415 OFFERING.

     The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 ("Securities Act"), unless the information required to be included in such post-effective amendment is contained in a periodic report required to be filed by the registrant or plan pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 ("Exchange Act") that is incorporated herein by reference;

     ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, unless the information required to be included in such post-effective amendment is contained in a periodic report required to be filed by the registrant or plan pursuant to Section 13 or 15(d) of the Exchange Act that is incorporated herein by reference;

     iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. FILING OF REGISTRATION STATEMENT ON FORM S-8

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Trevose, Pennsylvania, on April 4, 2001.

                                         WorldGate Communications, Inc.

                                             By:    /s/ Hal M. Krisbergh
                                                    ---------------------------
                                                    Hal M. Krisbergh,
                                                    Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Hal M. Krisbergh and Randall J. Gort, and each of them singly, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on April 4, 2001, by the following persons in the capacities indicated.

          Signature                                     Title                                      Date
------------------------------------------------------------------------------------------------------------

/s/ Hal M. Krisbergh                           Chief Executive Officer                         April 4, 2001
---------------------------------           (Principal Executive Officer)
Hal M. Krisbergh


/s/ James V. Agnello                           Chief Financial Officer                         April 4, 2001
---------------------------------          (Principal Financial Officer and
James V. Agnello                             Principal Accounting Officer)



/s/ David E. Wachob                                   Director                                 April 4, 2001
---------------------------------
David E. Wachob

                                       6

          Signature                                     Title                                      Date
------------------------------------------------------------------------------------------------------------
/s/ Thomas G. Baxter                                  Director                                 April 4, 2001
---------------------------------
Thomas G. Baxter

/s/ Alan Gerry                                        Director                                 April 4, 2001
---------------------------------
Alan Gerry

/s/ Clarence L. Irving, Jr.                           Director                                 April 4, 2001
---------------------------------
Clarence L. Irving, Jr.

/s/ Ronald A. Walter                                  Director                                 April 4, 2001
---------------------------------
Ronald A. Walter

                                  EXHIBIT INDEX
 Exhibit
 Number               Name of Document
--------             -----------------

    5      Opinion of Saul Ewing LLP

   23.1    Consent of PricewaterhouseCoopers LLP, independent auditors

   23.2    Consent of Saul Ewing LLP (contained in Exhibit No. 5)

   24 Power of Attorney (included on signature page of the Registration Statement)

   99      2001 Employee Stock Purchase Plan

                                       8